Exhibit 99.1

Investor Contact:

Chris Kelley

HD Supply Investor Relations

770-852-9100

InvestorRelations@hdsupply.com

Media Contact:

Quiana Pinckney, APR

HD Supply Public Relations

770-852-9057

Quiana.Pinckney@hdsupply.com

HD Supply, Inc. Announces Intent to Enter Into New Senior Secured Term Loan Facility

ATLANTA, GA — August 3, 2015 — HD Supply, Inc. (the “Company”), an indirect wholly-owned subsidiary of HD Supply Holdings, Inc. (Nasdaq:HDS) today announced its intention to enter into a new Senior Secured Term Loan Facility, the proceeds of which the Company intends to use, together with cash on hand and borrowings under its existing Senior Secured Revolving Facility, to refinance its existing Senior Secured Term Loan Facility. The Company expects the new Senior Secured Term Loan Facility will mature in 2021 and will permit the Company to pay down certain existing indebtedness, including using the expected proceeds of the recently announced sale of its Power Solutions business unit to redeem all of its outstanding 11% Senior Secured Second Priority Notes due 2020 (the “Second Priority Notes”). The Company currently anticipates that the Power Solutions transaction will be completed in the Company’s fiscal third quarter; however, there can be no assurances that the transaction will be completed, as it is subject to market and other customary conditions. The Company expects the new Senior Secured Term Loan Facility will generally contain terms and conditions consistent with its existing Senior Secured Term Loan Facility; however, there can be no assurance that a new facility will be available on terms satisfactory to the Company or that the Company will enter into any such facility.

This press release does not constitute a notice of redemption under the indenture governing the Second Priority Notes nor an offer to tender for, or purchase, any Second Priority Notes or any other security.

About HD Supply

HD Supply is one of the largest industrial distributors in North America. The company provides a broad range of products and value-add services to approximately 500,000 customers with leadership positions in maintenance, repair and operations, infrastructure and power and specialty construction sectors. Through approximately 650 locations across 48 states and seven Canadian provinces, the company’s approximately 15,000 associates provide localized, customer-driven services including jobsite delivery, will call or direct-ship options, diversified logistics and innovative solutions that contribute to its customers’ success.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. A number of important factors could cause actual events to differ materially from those contained in or implied by the forward-looking statements, including those factors discussed in our filings with the U.S. Securities & Exchange Commission (the “SEC”), including our annual report on Form 10-K for the fiscal year ended February 1, 2015, and those described from time to time in our other filings with the SEC, which can be found at the SEC’s website www.sec.gov. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.